Application for Variable Universal Life Insurance
                      Please print or type all information

Continental Assurance Company, CNA Plaza, Chicago, IL  60685
Executive Office: CNA Plaza, Chicago, IL  60685
Administrative Office: CNA Life, 100 CNA Drive, Nashville, TN  37214
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1. Proposed Insured 1                                                   4.
Insurance
 Male     Female
                                                                        Plan:
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First Name                 Middle                    Last               Face
amount:


      --------------------------------------------
                                                                        Premium
mode:
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Height            Weight            Driver Lic.      State               Annual
             Semi-annual           Quarterly
                                                                         Monthly
automatic bank draft      2 months premium required

                          for
--------------------------------------------------------------------
Date of birth              Place            Social Security No.         program
setup.
                                                                        First
premium   $
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           ----------------------------------------
Street Address             City             State    ZIP                First
premium may not be less than minimum premium for mode

selected.
                                                                        Planned
periodic premium:    $
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                        ---------------------------
Home Phone        Business Phone            Email address
-----------------------------------------
Proposed Insured 2, if applicable                                       Minimum
premium:       $
-----------------------------------------
                 ----------------------------------
 Male                                                                   Amount
remitted with application:    $
                ----------------------------------------------------
                               --------------------
 Female         Relationship to proposed insured(s)                     Death
benefit option:      Option 1          Option 2
                                                                        For
other benefits complete Optional Benefits form.
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First Name                 Middle                    Last
                                                                        5. Life
Insurance in force
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Height            Weight            Driver Lic.      State
                                                                        a.List
all life insurance in force, including amount of each
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Date of birth              Place            Social Security No.            death
benefit and purpose (If `None', so state):

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Street Address             City             State    ZIP
Proposed Insured 1:

                -----------------------------------

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---------------------------------------------------------

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Home Phone        Business Phone            Email address

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2. Owner, if other than proposed insured(s)
Proposed Insured 2:

                -----------------------------------
 Individual    Trust    Other, please specify

---------------------------------------------------------

---------------------------------------------------------

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First Name                 Middle                    Last
                          Proposed         Proposed
                                                                        b. Are
any applications for life   Insured 1       Insured 2
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Date of birth                          Social Security/Tax No.
insurance on any proposed

insured currently pending with
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Street Address             City             State    ZIP                   any
insurer?                  Yes    No      Yes       No
                                                                        c. Has
any proposed insured
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Relationship to proposed insured(s)         Phone number
replaced a life insurance policy
                                                                              in
                                                                           the
last three years?         Yes    No      Yes       No
--------------------------------
Joint Owner, if applicable                                              d.
Replaced two or more times in
--------------------------------
                                                                           the
last five years?          Yes    No      Yes       No
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First Name                 Middle                    Last               e. Will
this policy replace or change
                                                                           any
existing life policy or annuity
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Relationship to proposed insured(s)                                        with
any company?
                                                                           (If
so, please provide name and

policy
--------------------------------------------------------------------
Date of birth                          Social Security/Tax No.
number in #12 `Comments'.)    Yes    No      Yes       No
3. Beneficiary
Primary                                         Percent                 6.
Financial Information
------------

                        Proposed       Proposed
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First Name                 Middle                    Last               a. Is
the person proposed for    Insured 1      Insured 2

insurance actively employed?
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Relationship to Proposed Insured(s)                                        (If
currently on leave due to

accident,

illness or disability, check `no'
                                                                           and
explain
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Address of beneficiary                                                     in
#12 `Comments'.)           Yes    No      Yes   No
----------------
Contingent                                      Percent                 b. Ever
filed for bankruptcy?    Yes    No      Yes   No
----------------
                                                                           If
so, date of discharge:
--------------------------------------------------------------------

                        ----------      ---------
First Name                 Middle                    Last               c.
Occupation

                        ----------      ---------
                                                                           Hours
worked per week
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                        ----------      ---------

Relationship to Proposed Insured(s)                                     d.
Annual income

                        ----------      ---------
(Add information about additional beneficiaries under #12               e.
Estimated net worth
`Comments'.)

                         ----------      ---------


VULAPP-101 (6/01) NY

7. Medical and Non-Medical Information

                          Proposed       Proposed
Has the person proposed for insurance: (If `yes' give full details in #12
`Comments.')                     Insured 1      Insured 2
a.    In the last three years flown or plan to fly as a pilot, student pilot or
crew?                      Yes   No       Yes    No

     ....................
b.    In the last two years traveled or resided or intends to travel or reside
outside the USA?            Yes   No       Yes    No

                .........
c. In the last three years engaged in, or intends to engage in, sky or scuba diving,


                          Yes   No       Yes    No
      hang gliding, rock climbing, or any form of motorized racing?

 .................................
d. Ever used heroin, cocaine (including crack), LSD, PCP, amphetamines, barbiturates, any derivative of these drugs, or any other controlled substance except as prescribed by
a physician?               Yes   No       Yes    No
e.    Received or been advised to seek counseling for alcohol and/or drug abuse?
                          Yes   No       Yes    No

         ................
f. Ever been declined for insurance, had a policy rated, modified in any way, or been


                          Yes   No       Yes    No
      denied reissue, reinstatement, or renewal of a policy?

 .........................................
g. In the last three years had two or more moving violations, ever been convicted of driving


                          Yes   No       Yes    No
      while intoxicated, or ever had a license suspended or revoked?

 ...............................
h.    In the last ten years been told that you had any of the following:
      1. Stroke, epilepsy, mental or nervous disorder?
                          Yes   No       Yes    No

 .............................................
      2. Lung or respiratory disorder, high blood pressure, chest pain, or disease


                          Yes   No       Yes    No
         of the heart or blood vessels?

 .................................................................
      3. Hepatitis, kidney disease, prostate disorder, or disease of the
reproductive organs?              Yes   No       Yes    No

                .........
      4. Disorder of the blood or lymph nodes, cancer or tumor of any kind or
diabetes?                    Yes   No       Yes    No

               ..........
i. In the past five years been hospitalized, or consulted, been examined or treated by any physician, psychiatrist or medical practitioner not disclosed in response to the previous questions?

                          Yes   No       Yes    No
j.    Been diagnosed by a member of the medical profession as having AIDS, ARC


                          Yes   No       Yes    No
      or the HIV infection?

 .............................................................................
k.    Is the person proposed for insurance taking any prescribed medication? (If
yes, list in              Yes   No       Yes    No
      #12.)

                  .......
l.    Ever been convicted of a felony?
                          Yes   No       Yes    No

 .................................................................
--------------------------
Proposed Insured 1
--------------------------
      Used tobacco or nicotine products?          Never        Present
Former     Mo./Year quit:
         Check        smokeless     cigar    cigarette   pipe     patch or gum
 # years smoked               Packs/day
         type:

                            ------------
      Family history   age if living  or   at death         cancer history
               eart disease or circulatory disorder
               Mother                 or                     Yes, since age
         No        Yes, since age               No
                       --------------      ------------
               Father                 or                     Yes, since age
         No        Yes, since age               No
                       --------------      ------------
      Regular physician:

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-------------------------
            Physician's
            address:

--------------------------------------------------------------------------------
--------------------
                                Street or PO Box
             City                   State    ZIP
            Physician's phone                          Date of last
   Reason for/result of last
                                                       visit
   visit
                              ------------------------
------------                       -------------------------
--------------------------
Proposed Insured 2
--------------------------
      Used tobacco or nicotine products?          Never        Present
Former     Mo./Year quit:
         Check        smokeless     cigar    cigarette   pipe     patch or gum
 # years smoked               Packs/day
         type:

                                   ------------
      Family history   age if living  or   at death         cancer history
              heart disease or circulatory disorder
               Mother                 or                     Yes, since age
         No        Yes, since age               No
                       --------------      ------------
                                           ------------
               Father                 or                     Yes, since age
         No        Yes, since age               No
                       --------------      ------------
      Regular physician:

--------------------------------------------------------------------------------
-------------------------

            Physician's
            address:

--------------------------------------------------------------------------------
--------------------
                                Street or PO Box
             City                      State    ZIP
            Physician's phone                          Date of last
   Reason for/result of last
                                                       visit
   visit
                              ------------------------
------------                       -------------------------

                              ------------------------
8. Conditional Receipt
      Questions related to conditional receipt apply to all Proposed Insured(s).
                   In the past 90 days, has any person proposed for insurance been admitted to a hospital or other medical facility, Yes No been advised to be admitted, contemplated surgery, or had surgery performed or recommended?
                    In the past two years, has any person proposed for insurance been treated by a member of the medical profession Yes No for heart disease, stroke, cancer or AIDS, or had such treatment recommended?
      If either question in this section is answered "Yes" or left blank, a premium payment cannot be accepted with this application and any conditional receipt is void.


VULAPP-101 (6/01) NY

9. Allocations                                                          10.
Suitability

The initial premium will be allocated as indicated below.
Questions related to suitability apply to all Proposed
Selections must total 100%, minimum allocation to any
Insured(s).
subaccount is 1%. No fractional percentages. These                      a. Do
you understand that the death benefit and surrender
percentages may be changed at any time by the owner.                       value
may increase or decrease depending on the
If no allocation is indicated, the money market fund will
investment experience of the variable subaccounts?
be automatically selected.                                                  Yes
     No
[Federated Advisors]                                                    b. Your
primary investment objective is?
     %    [Prime Money Fund II (money market fund)]
Guaranteed Interest   Preservation of Capital Growth
     %    [High Income Bond Fund II]
Aggressive Growth     Income
     %    [Utility Fund II]                                             c. Do
you believe that this policy will meet your insurance
[Fidelity Management and Research Co.]                                     needs
and financial objectives?
     %    [VIP Equity-Income Portfolio]                                     Yes
     No
     %    [VIP II Asset Manager Portfolio]                              d. Have
you received a copy of the current prospectus?
     %    [VIP II Contrafund(R)Portfolio]                                    Yes
      No  Date of prospectus:
     %    [VIP II Index 500 Portfolio]
[Fred Alger Management, Inc.]                                           11.
Optional Investment Programs
     %    [American Small Capitalization Portfolio]
     %    [American MidCap Growth Portfolio]
Rebalancing and dollar cost averaging cannot occur at the
     %    [American Growth Portfolio]                                   same
time. However, the programs can occur in sequence.
     %    [American Leverage Allcap Portfolio]                          Please
specify start/end dates.
[MFS Asset Management Inc.]
     %    [Emerging Growth Series]                                      11a.
Rebalancing (Automatic Transfer Option)
     %    [Research Series]
     %    [Investors Trust Series]
Rebalancing will begin on the first business day of the chosen
     %    [Total Return Series]
frequency once the request is received. Rebalancing


[Alliance Capital]                                                      should
occur:
     %    [Premier Growth Portfolio]
Quarterly            Semi-annually         Annually
     %    [Growth & Income Portfolio]                                Start date:
          End date:             (If used with DCA.)

  ----------          ------------
[American Century Investments]
     %    [VP Income & Growth Fund]                                     11b.
Dollar Cost Averaging (DCA)
     %    [VP Value Fund]
[Franklin-Templeton Distributors] DCA contributions will be allocated as selected in Section 9. % [Asset Strategy Fund] Consult your prospectus for additional information regarding % [Developing Markets Securities Fund] minimums, restrictions and conditions on dollar cost averaging.
[Lazard Asset Management]
     %    [Retirement Equity Portfolio]                                 Amount
per frequency$                  (minimum amount $100)

               ---------------
     %    [Retirement Small Cap Portfolio]
[Morgan Stanley Asset Management]                                       Select
your DCA source account (Check one)
     %    [International Magnum Portfolio]                                 Money
market (Must have minimum account value of $1,000)
     %    [Emerging Markets Equity Portfolio]                              Start
date:        End date:         (If used with

                               rebalancing.)

     -------          --------
[Janus Aspen Series]
     %    [Growth Portfolio]
Transfer frequency: (Check one)
     %    [Capital Appreciation Portfolio]
Monthly   Quarterly     Semi-annually     Annually
     %    [Balanced Portfolio]
     %    [International Growth Portfolio]                                 If
you want to withdraw on a specific day of the month,

please provide
     %    [Worldwide Growth Portfolio]                                     date:
            . (Not 29th, 30th or 31st.) Otherwise,

contributions
     %    [Flexible Income Portfolio]                                      will
begin one frequency after the date of issue.
Fixed Account
     %    1 year                                                     Termination
Date:
Other (Please specify)
       Until DCA source account is 100% depleted

--------------
     %
       Number of months

--------------
          -------------------------------------------------
--------------
     %
       Specific date of termination

--------------
          -------------------------------------------------
--------------
     %
       Will notify when to terminate DCA program
          -------------------------------------------------
--------------
     %
          -------------------------------------------------
     %                                                                  12.
Comments.
          -------------------------------------------------
     %
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                                                                        --
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     %


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     %
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     %
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     %
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     %
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     %
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Transfer Authorization

Upon receiving proper identification as outlined in the prospectus, I instruct Continental Assurance to accept requests from (check all applicable boxes) me (the owner[s]) and/or my designated registered representative (name of representative). I understand that neither Continental Assurance, nor any person authorized by Continental Assurance, will be responsible for any claim, loss, liability or expense in connection with instructions received from me or the designated representative, if Continental Assurance acted on such instructions in good faith in reliance upon this authorization. Continental Assurance will continue to act upon this authorization until such time as I notify Continental Assurance otherwise in writing.

Authorization To Obtain Information

I hereby authorize any physician, medical practitioner, hospital, clinic, other medical or medically related facility, insurance or reinsuring company, the Medical Information Bureau, Inc., consumer reporting agency, employer or the Veterans Administration, having information available as to diagnosis, treatment and prognosis with respect to any physical or mental condition and/or treatment, including psychiatric conditions, drug or alcohol abuse, and any other medical or non-medical information about me or my health to give to Continental Assurance Company, or its legal representatives, any and all such information.

To facilitate rapid submission of such information, I authorize all said sources, except MIB, to give such records or knowledge to any agency employed by the Company to collect and transmit such information.

I understand the information obtained by use of this Authorization will be used by Continental Assurance Company to determine eligibility for insurance. Any information obtained will not be released by Continental Assurance Company to any person or organization EXCEPT to reinsuring companies, the Medical Information Bureau, Inc., or other persons or organizations performing business or legal services in connection with my application, or as may be otherwise lawfully required or as I may further authorize. I understand that I may request to receive a copy of this Authorization.

I agree that a photographic copy of this Authorization shall be as valid as the original.

I acknowledge having received and read the Notice to the Proposed Insured(s) and the Medical Information Bureau Notice. I agree that this Authorization shall remain valid for two years from its date.

The Proposed Insured(s) and the Applicant, if other than the Proposed Insured(s), agrees that: (1) all statements and answers in this application are complete, true and correctly recorded to the best of my (our) knowledge and belief; (2) if this application is accepted by the Company, the policy applied for and this application will constitute the entire insurance contract; (3) if no premium has been given to the agent with this application, insurance will not take effect until the application is approved and accepted by the Company, and the policy is delivered while the health of each person proposed for insurance and other conditions remain as described in this application and at least the Minimum Premium for the Quarterly Mode has been paid in full. The acceptance of the policy by the Proposed Insured(s) will ratify any corrections and notations, including amendments of amount, risk classification, age at issue, plan of insurance or benefits. However, in those states where written consent is required, any such amendment will be made only with the written consent of the Proposed Insured(s) and the Applicant, if other than the Proposed Insured(s).

The Proposed Insured(s) acknowledges having received and read the Notice to the Proposed Insured(s) and the Medical Information Bureau Notice. If a premium has been given to the agent with this application, the Proposed Insured(s) acknowledges having read and understood the conditions of the Conditional Premium Receipt.
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

Under the penalties of perjury, I/We certify that the social security number(s) provided herein is/are true, correct and complete.
Signed at
this            day of
               --------------------------------------------------------------
   ---------         ------------------------------
               City                                        State
                     Month             Year

X                                                                             X
----- --------------------------------------------------------------------    --
---------------------------------------------------
Proposed Insured 1 (If signing on behalf of Proposed insured, specify
Proposed Insured 2 (If applicable)
relationship)
X                                                                             X
----- --------------------------------------------------------------------    --
---------------------------------------------------
Owner, if other than Proposed Insured(s)
Joint Owner (If applicable)
      I elect to be interviewed if an investigative consumer report is prepared in connection with this application. Please contact me during the hours of and . My telephone number is: .
I certify to the best of my knowledge the answers to the questions in all parts of this application are true and correct. I further certify that to the best of my knowledge this policy will will not replace or change any existing life insurance or annuity now in force.
X                                                                  X
----- ---------------------------- ----------- ------------------- ---
----------------------------- --------------- ---------------
Writing Agent/Representative       Agent Code  Split Percent       Writing
Agent/Representative      Agent Code      Split Percent
X                                                                  X
----- -------------------- ----------- -------------- ------------ ---
----------------------------------------- -------------------
Broker Dealer              Dealer Code Branch Address Phone Number Wholesale
Broker Dealer/Managing General       Dealer/Agency Code
                                                                   Agent/Life
Sales Office





Send applications and paperwork to CNA, ATTN: Variable Team, 100 CNA Drive, Nashville, TN 37214 Phone: 800-262-1755

                    APP137329-A



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--------------------------------------------- ----------------------------------
                Application for Variable Universal Life Insurance
                      Please print or type all information

Continental Assurance Company, CNA Plaza, Chicago IL 60685
Executive Office: CNA Plaza, Chicago IL 60685
Administrative Office: CNA Life, 100 CNA Drive, Nashville TN 37214
--------------------------------------------------------------------------------
Optional Benefits Supplement
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 1. Capital Select VUL Flexible Premium Life - Form VUL-101 (6/01) NY


        A.     Accelerated Death Benefit Rider     (Please complete Accelerated
Benefit Rider Summary and Disclosure Statement)
        B.     Accidental Death Benefit Rider  Face Amount:  $
        C.     Term Insurance on Children Rider # of units:
 (Please complete Child Supplement Application)
                                                           ---------------------

        D.     Additional Insurance Rider  Face Amount:  $
        E.     Other Insured Term Rider   Face Amount:   $
 (Please complete Proposed Insured 2
                                                          ----------------------
           information.)
        F.     Total Disability Waiver of Premium Rider
        G.     Waiver of Monthly Deduction Rider
        H.     Other
        I.     Other



 2. If any optional benefit applied for cannot be approved, should the policy be
issued without it?      Yes    No

Signed at                                                               this
      day of
               --------------------------------------------------------
--------           --------------------------------
               City                                            State
                Month                   Year
X                                                                          X
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------------------------------------------------------
Proposed Insured 1 (If signing on behalf of Proposed insured, specify
Proposed Insured 2 (If applicable)
relationship)
X                                                                          X
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Owner, if other than Proposed Insured(s)                                   Joint
Owner (If applicable)
X
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Agent
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